EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Form 10-K of Virginia Commerce Bancorp, Inc. and in the Registration Statements on Form S-8 (Nos. 333-68576, 333-68578 and 333-68580) of our report, dated February 21, 2002, relating to the consolidated balance sheets of Virginia Commerce Bancorp, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2001, 2000 and 1999.


/s/ Yount, Hyde & Barbour, PC


Winchester, Virginia
March 22, 2002